Exhibit 4.1

DOVER MOTORSPORTS, INC.

RIGHTS AGREEMENT WITH RESPECT TO COMMON STOCK

This agreement (“Rights Agreement”), dated as of June 14, 2016, between DOVER MOTORSPORTS, INC., a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation (the “Rights Agent”).

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions hereinafter set forth, the Board of Directors authorized and declared the issuance of one right (a “Right”) for each share of Common Stock (as hereinafter defined) of the Company that shall become outstanding (whether originally issued or delivered from the Company’s treasury) between June 14, 2016 (the “Record Date”) and the Distribution Date (as defined herein), each Right representing the right to purchase one share (subject to adjustment) of Common Stock;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Definitions. Unless otherwise defined herein, terms used herein which are defined in the Rights Agreement shall have the meanings given them in the Rights Agreement.

(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the outstanding Subject Stock (as hereinafter defined); provided, however, that an Acquiring Person shall not include an Exempt Person (as such term is hereinafter defined). Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as a result of an acquisition of shares of Subject Stock by the Company which, by reducing the number of such shares then outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the outstanding Subject Stock; provided that if a Person (other than an Exempt Person) becomes the Beneficial Owner of 10% or more of the outstanding Subject Stock by reason of share purchases by the Company and, after such share purchases by the Company, becomes the Beneficial Owner of any additional shares of Subject Stock, such Person shall be deemed to be an “Acquiring Person.” The word “outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then issued and outstanding which such Person would be deemed to own beneficially hereunder.

(b) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii) hereof.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Rights Agreement.

(d) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “beneficially own”, any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise;

provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own”, (x) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (y) securities which such Person has a right to acquire on the exercise of Rights at any time prior to the occurrence of a Section 11(a)(ii) Event or a Section 13 Event or (z) securities issuable upon exercise of Rights from and after the occurrence of a Section 11(a)(ii) Event or a Section 13 Event, provided such Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (“Original Rights”) or pursuant to Section 11(i) with respect to an adjustment to Original Rights; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own”, any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except as described in clause (B) of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the

Company. Notwithstanding anything in this paragraph (d) to the contrary, a Person engaged in the business of underwriting securities shall not be deemed the “Beneficial Owner” of, or to “beneficially own”, any securities acquired in good faith in a firm commitment underwriting until the expiration of sixty days after the date of such acquisition.

(e) “Board of Directors” shall mean the Board of Directors of the Company or any duly authorized committee thereof.

(f) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of New York, New Jersey or Delaware are authorized or obligated by law or executive order to close.

(g) “Class A Common Stock” shall mean the Company’s class A common stock, par value $.10 per share, entitled to ten votes per share. Class A Common Stock is presently convertible into Common Stock on a share for share basis. Common Stock and Class A Common Stock have presently equal rights with respect to any distribution in complete or partial liquidation and with respect to consideration which may be received in a merger or consolidation of the Company.

(h) “close of business” on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

(i) “Common Stock” shall mean if with respect to the Company, the Company’s common stock, par value $.10 per share, entitled to one vote per share. When used with reference to any Person other than the Company which shall be organized in corporate form, “common stock” shall mean the capital stock or other equity security with the greatest per share voting power of such Person. When used with reference to any

Person other than the Company which shall not be organized in corporate form, “common stock” shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person.

(j) “common stock equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(k) “Current Market Price” shall have the meaning set forth in Section 11(d) hereof.

(l) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(m) “Customer Identification Program” shall have the meaning ascribed to it in Section 35 hereof.

(n) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(o) “equivalent common stock” shall have the meaning set forth in Section 11(b) hereof.

(p) “Exchange Act” shall have the meaning set forth in Section 1(c) hereof.

(q) “Exempt Person” shall mean the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan, including, but not limited to, a Stock Option Plan, of the Company or of any Subsidiary of the Company, any Person holding Common Stock for or pursuant to the terms of any such plan, or any Person that is a Beneficial Owner of 10% or more of the Subject Stock on the date hereof.

(r) “Exempt Transaction” shall mean a share exchange, consolidation, merger or other transaction in respect of which the Board of Directors has waived the application of either Section 13 or Section 11(a)(ii), whichever is applicable, pursuant to the provisions of Section 23(c).

(s) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(t) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(u) “invalidation time” shall have the meaning set forth in Section 11(a)(ii) hereof.

(v) “NASDAQ” shall have the meaning set forth in Section 11(d) hereof.

(w) “NYSE” shall have the meaning set forth in Section 9(b) hereof.

(x) “Permitted Tender Offer” shall mean an all cash tender offer for all outstanding shares of Subject Stock of the Company on the same terms (i) which is made pursuant to schedule 14D-1 filed with the Securities and Exchange Commission, (ii) pursuant to which no purchases of Subject Stock are made for at least 60 days from the date the offer is first published, sent or given within the meaning of Rule 14d-2(a) under the Exchange Act and (iii) which is accepted by the holders of not less than the number of shares of Subject Stock that, when aggregated with the number of shares of Subject Stock owned by the Person making the offer (and its Affiliates or Associates) equals or exceeds 75% of the then outstanding shares of Subject Stock.

(y) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity, as well as any group under Rule 13d-5(b)(1) of the Exchange Act.

(z) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(aa) “Purchase Price” shall have the meaning set forth in Section 4(a) hereof.

(bb) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(cc) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(dd) “Section 11(a)(ii) Event” shall mean any event described in Section 11(a)(ii) (A), (B) or (C) hereof, provided however that a Section 11(a)(ii) Event shall not include an Exempt Transaction.

(ee) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(ff) “Section 13 Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof, provided however that a Section 13 Event shall not include an Exempt Transaction.

(gg) “Securities Act” shall mean the Securities Act of 1933, as amended.

(hh) “Stock Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that the Acquiring Person has become such or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person.

(ii) “Subject Stock” shall mean both the Company’s Common Stock and Class A Common Stock. Equity percentages relative to the Subject Stock shall refer to the combined equity of Common Stock and Class A Common Stock.

(jj) “Subsidiary” of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person and any corporation or other entity that is otherwise controlled by such Person.

(kk) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

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(mm) “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

(nn) “Triggering Event” shall mean any event described in Section 11(a)(ii)(A), (B), or (C) or Section 13 hereof.

Any determination required by the definitions contained or referred to in this Section 1 shall be made by the Board of Directors in good faith, and any such determination, upon written notice to the Rights Agent and the holders of the Rights, shall be binding on the Rights Agent and the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions set forth hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Company may change Rights agents at its discretion upon prior written notice to the existing Rights Agent and in accordance with Section 21 hereof. The Company may from time to time appoint such co-Rights agents as it may deem necessary or desirable upon ten day’s prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights agents, the respective duties of the Rights Agent and any co-Rights agents under the provisions of this Rights Agreement shall be as the Company shall reasonably determine, and the Company will notify, in writing, the Rights Agent and any co-Rights agents of such respective duties. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights agents.

Section 3. Issuance of Right Certificates.

(a) Until the close of business on the day (the “Distribution Date”) which is the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) such date as the Board of Directors may fix following the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 10% or more of the outstanding Subject Stock (irrespective of whether any shares are actually purchased pursuant to any such offer), provided that such date fixed by the Board of Directors shall not be later than the nineteenth Business Day after the date of such commencement or public announcement (the date specified in clauses (i) and (ii) being subject to extension by the Board of Directors pursuant to Section 26 hereof), (x) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common Stock or, in the case of uncertificated Common Stock registered in book entry form (“Book Entry Shares”), by notation in accounts reflecting the ownership of such Common Stock, and not by separate Right Certificates, and (y) each Right will be transferable only in connection with the transfer of a share (subject to adjustment as hereinafter provided) of Common Stock; provided that if the Distribution Date would be prior to the Record Date, the Record Date shall be the Distribution Date; and provided, further, that if a tender or exchange offer referred to in clause (ii) above is cancelled or withdrawn prior to the Distribution Date, such offer shall be deemed, for purposes of this Rights Agreement, never to have been made. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information and documents, send) at the expense of the Company by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, as shown by the records of the Company or the transfer agent or registrar for the Common Stock, at the address of such holder shown on such records, a Right certificate, in substantially the form of Exhibit A hereto (“Right Certificate”), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein.

In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates and may only be transferred by the transfer of such Right Certificates, and the holders of such Right Certificates, as listed in the records of the Company or any transfer agent or registrar for such Rights, shall be the record holders of such Rights. The Company shall as promptly as practicable notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

(b) [intentionally left blank]

(c) With respect to certificates for Common Stock or Book Entry Shares outstanding as of the Record Date, until the Distribution Date (or, if earlier, the Expiration Date), the Rights will be evidenced by such certificates for Common Stock or Book Entry Shares registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock or Book Entry Shares outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby or Book Entry Shares.

(d) Rights shall be issued in respect of all shares of Common Stock that become outstanding after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date and, in certain circumstances provided in Section 22 hereof, may be issued in respect of shares of Common

Stock that become outstanding after the Distribution Date. Certificates issued for Common Stock (including, without limitation, certificates issued upon original issuance, disposition from the Company’s treasury or transfer or exchange of Common Stock) after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date (or, in certain circumstances as provided in Section 22 hereof, after the Distribution Date) shall have impressed on, printed on, written on or otherwise affixed to them the following (or a substantially similar) legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Corporation and Computershare Inc. (or any successor Rights Agent), a Delaware corporation, as Rights Agent, dated as of June 14, 2016 as it may from time to time be supplemented or amended (the “Rights Agreement”), the terms and conditions of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt by it of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or beneficially owned by Acquiring Persons or their Associates or Affiliates (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights may become null and void as provided in Section 11(a)(ii) of the Rights Agreement.

With respect to any Book Entry Shares, a legend in substantially similar form will be included in a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend or Book Entry Shares, the Rights associated with the Common Stock represented by such certificates or the Book Entry Shares shall, until the Distribution Date, be evidenced by such certificates or Book Entry Shares alone, and the transfer of any shares of Common Stock shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby. Notwithstanding the provisions of this section, neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Rights Agreement or the rights of any holder of Rights.

Section 4. Form of Right Certificates.

(a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates evidencing the Rights, whenever issued, shall be dated as of the Record Date, and on their face Right Certificates shall entitle the holders thereof to purchase one share of Common Stock, or other securities or property as provided herein, as the same may from time to time be adjusted as provided herein, at the price per share set forth therein, as the same may from time to time be adjusted as provided herein (the “Purchase Price”).

(b) Notwithstanding any other provision of this Rights Agreement, any Right Certificate that represents Rights that are beneficially owned by (i) an Acquiring Person or any Affiliate or Associate thereof, (ii) a transferee of an Acquiring Person (or any such Affiliate or Associate) who becomes a transferee after the Acquiring Person became such or (iii) a transferee of an Acquiring Person who becomes a transferee prior to or concurrently with the Acquiring Person’s becoming such pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer (whether or not for consideration) which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of Section 11(a)(ii) hereof, and subsequent transferees of such Persons (or of any transferee of such Rights), and any Right Certificate issued pursuant to Section 6 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall have impressed on, printed on, written on or otherwise affixed to it (if the Company has knowledge that such Person is an Acquiring Person or an Associate or Affiliate thereof or transferee of such Persons or a nominee of any of the foregoing) the following (or a substantially similar) legend:

The beneficial owner of the Rights represented by this Right Certificate is an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) or a subsequent holder of such Right Certificates beneficially owned by such Persons. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights represented hereby may become null and void as provided in Section 11(a)(ii) of the Rights Agreement.

The Company shall give written notice to the Rights Agent promptly after the Company becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that no Person has become an Acquiring Person or an Affiliate or an Associate of an Acquiring person. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended. The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of this Rights Agreement.

Section 5. Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by an authorized signatory of the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer. In case any authorized signatory of the Rights Agent who shall have countersigned any of the Right Certificates shall cease to be such signatory before delivery by the Company, such Right Certificates, nevertheless, may be issued and delivered by the Company with the same force and effect as though the person who countersigned such Right Certificates had not ceased to be such signatory; and any Right Certificate may be countersigned on behalf of the Rights Agent by any person who, at the actual date of the countersignature of such Right Certificate, shall be a proper signatory of the Rights Agent to countersign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such a signatory.

(b) Following the Distribution Date and receipt by the Rights Agent of written notice to that effect and all other relevant information and documentation referred to in Section 3, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates, and the certificate numbers for each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions hereof, at any time after the close of business on the Distribution Date and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates may be (i) transferred or (ii) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall make such request in writing delivered to the Rights Agent, and surrender the Right Certificate at the office of the Rights Agent designated for such purpose, with the form of assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or his attorney duly authorized in writing, and with such signature duly guaranteed. The Right Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder shall have properly completed and duly executed, with signature guaranteed (if required by Rights Agent), the certificate contained in the form of assignment on the reverse side of such Right Certificate or Right Certificates and such other and further documentation as the Company or the Rights Agent may reasonably request and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall request. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon the Rights Agent, subject to the provisions hereof, shall countersign (either manually or by facsimile signature) and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company or the Rights Agent may require payment from the holders of Right Certificates of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of such Right Certificates. If and to the extent the Company does require payment of any such taxes or charges, the Company shall give the Rights Agent prompt written notice thereof and the

Rights Agent shall not deliver any Right Certificate and shall have no duty or obligation to take any action under any Section of this Rights Agreement which requires the payment by a Rights holder of applicable taxes and charges unless and until it is satisfied that all such payments have been made, and the Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company may specify by written notice.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation or a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them along with such other and further documentation as the Company or the Rights Agent may reasonably request, and, if requested by the Company or the Rights Agent, reimbursement to the Company and the Rights Agent of all reasonable expenses, premiums, and fees incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) Except as otherwise provided herein, the Rights shall become exercisable at the close of business on the Distribution Date, and may be exercised in whole or in part at any time after the Distribution Date upon surrender of the Right Certificates, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed (with such signature duly guaranteed, if required), to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price, subject to adjustment as hereinafter provided, with respect to the number of shares of Common Stock (except as otherwise provided herein) as to which such surrendered Rights are then being exercised, at or prior to the close of business on the date (the “Expiration Date”) which is the earlier of (i) June 13, 2026 (the “Final Expiration Date”), or (ii) the time at which the

Rights are redeemed as provided in Section 23 hereof. Except for those provisions herein which expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder. The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Expiration Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes, that the Expiration Date has not occurred.

(b) The Purchase Price shall initially be $10.00 for each share of Common Stock issued pursuant to the exercise of a Right. The Purchase Price shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America, in accordance with Section 7(c) hereof.

(c) Except as provided in Section 7(d) hereof, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certification properly completed and duly executed, with signature guaranteed, accompanied by payment of the aggregate Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge, by cash, certified or official bank check, cashier’s check, money order, or draft payable to the order of the Company, the Rights Agent shall, subject to Section 20(j) hereof, thereupon promptly (i) provide itself or requisition from any transfer agent of the Common Stock certificates or Book Entry Shares for the number of shares of Common Stock so elected to be purchased and the Company will comply and hereby irrevocably authorizes and directs such transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14(b) hereof, and (iii) promptly after receipt of such Common Stock certificates or Book Entry Shares cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when necessary to comply with this Rights Agreement, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than Common Stock of the Company, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate actions corresponding to the foregoing clauses (i) through (iii). In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Rights Agreement.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action whatsoever with respect to a registered holder of Rights upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall request.

Section 8. Cancellation and Destruction of Right Certificates.

All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination, redemption, or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the

Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy, or cause to be destroyed, such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9. Reservation and Availability of Shares of Common Stock.

(a) The Company covenants and agrees that at all times it will cause to be reserved and kept available, out of and to the extent of its authorized and unissued shares of Common Stock not reserved for another purpose or shares held in its treasury, the number of shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Rights Agreement, including Section 11(a)(ii) hereof, will be sufficient to permit the exercise in full of all outstanding Rights; provided, however, that the Company shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii), Section 11(a)(iii) or Section 13 hereof unless the Rights become exercisable pursuant to such adjustments, and then only to the extent the Rights become exercisable pursuant to such adjustments.

(b) The Company shall (i) use its best efforts to cause, from and after such time as the Rights become exercisable, the Rights and all shares of Common Stock (and following the occurrence of a Triggering Event, other securities) issued or reserved for issuance upon exercise thereof to be listed on the New York Stock Exchange (the “NYSE”) upon official notice of issuance upon such exercise and (ii) if then necessary to permit the offer and issuance of such shares of Common Stock (and, following the occurrence of a Triggering Event, other securities), register and qualify such shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) under the Securities Act and any applicable state securities or “blue sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities or the Expiration Date of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall promptly provide the Rights Agent with copies of such announcements. Notwithstanding any provision of this Rights Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

(c) The Company covenants and agrees that it will take all such actions as may be necessary to insure that all shares of Common Stock (and following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, to the extent applicable, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares in accordance with applicable law.

(d) The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than the registered holder of the Right Certificate, or the issuance or delivery of certificates for Common Stock (or other securities, as the case may be) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Common Stock (or other securities, as the case may be) to a Person other than such registered holder until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such rights was duly surrendered with all other documentation and information required hereunder and payment of the Purchase Price (and any applicable taxes and charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the securities transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such securities on, and such certificate shall be dated, the next succeeding Business Day on which the securities transfer books of the Company are open.

Section 11. Adjustments to Number and Kind of Shares, Number of Rights or Purchase Price.

The number and kind of shares subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event the Company shall at any time after the Record Date (A) declare or pay any dividend on Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect immediately prior to the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of an amount equal to (x) the Purchase Price in effect immediately prior to the record date or effective date of such dividend, subdivision, combination or reclassification multiplied by (y) the number of shares of Common Stock or capital stock, as the case may be, as to which a Right was exercisable immediately prior to such date, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, the holder thereof would have owned upon such exercise and been entitled to receive, or would be deemed to have owned, by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii) In the event, at any time after the date of this Rights Agreement,

(A) any Acquiring Person, directly or indirectly, other than pursuant to any transaction set forth in Section 13(a) hereof, (1) shall merge with and into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries and the Company or such Subsidiary shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and no shares thereof shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or (2) shall, in one or more transactions, other than in connection with the exercise of a Right or Rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Company or of any Subsidiary of the Company (which securities were outstanding prior to the time the Acquiring Person became such), transfer any assets or property to the Company or any of its Subsidiaries in exchange (in whole or in part) for any shares of any class of capital stock of the Company or any of its Subsidiaries or any securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or any securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata offer or distribution by the Company or such Subsidiary to all holders of such shares), or (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose, in one transaction or a series of transactions, to, from or with, as the case may be, the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm’s-length negotiation with an unaffiliated third party, or (4) shall receive any compensation from the Company or any of its Subsidiaries for services other than compensation for employment as a regular or part time employee, or fees for serving as a director, at rates in accordance with the Company’s (or its Subsidiaries’) past practices, or (5) shall receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or tax advantage provided by the Company or any of its Subsidiaries, or (6) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose, in one transaction or a series of transactions, to, from or with, as the case may be, the Company or any of its subsidiaries (other than in connection with the lines of business, if any, engaged in between the Company and the Acquiring Person or Associate or Affiliate thereof prior to the time the Acquiring Person became such) assets having an aggregate fair market value of more than $100,000,000; or

(B) any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, other than pursuant to a Permitted Tender Offer; or

(C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of such Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries, or securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries, which is directly or indirectly beneficially owned by any Acquiring Person or any Affiliate or Associate of any Acquiring Person;

then, subject to the last sentence of Section 23(a) hereof, and except as otherwise provided in this Section 11, each holder of a Right shall thereafter have the right to receive, upon exercise of a Right in accordance with the terms of this Rights Agreement and payment of the aggregate Purchase Price with respect to the total number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, and (y) dividing that product by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence (such number of shares is herein called the “Adjustment Shares”); provided that the number of Adjustment Shares shall be further appropriately adjusted to reflect any events described in Sections 11(a)(i), (b) or (c) hereof occurring after the date of such first occurrence; and provided, further, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

Notwithstanding anything in this Rights Agreement to the contrary, from and after the time (the “invalidation time”) when (A) any Person first becomes an Acquiring Person, other than through a Permitted Tender Offer or (B) there occurs any event described in Section 11(a)(ii)(A) or (C) in respect of any Acquiring Person who became such through a Permitted Tender Offer, any Rights that are beneficially owned by (x) such Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee after the invalidation time or (z) a transferee of such Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall become null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such rights under any provision of this Rights Agreement. The Company shall notify the Rights Agent when this Section 11(a)(ii) applies and shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) and of Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company’s failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the provisions of this paragraph or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the provisions of this paragraph or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the provisions of this paragraph shall be cancelled. The Company shall give the Rights Agent written notice of the identity of any Acquiring Person, Associate or Affiliate known to it, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

(iii) In the event that the number of shares of Common Stock which are authorized by the Company’s certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) and the Rights shall become so exercisable, the Company shall, to the extent permitted by applicable law and any material agreements in effect on the date hereof to which the Company is a party: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”)

and (B) with respect to each Right, upon exercise of such Right, issue shares of Common Stock to the extent available for the exercise in full of such Right and, to the extent shares of Common Stock are not so available, make adequate provision to substitute for the Adjustment Shares not received upon exercise of such Right (1) cash, (2) other equity securities of the Company (including, without limitation, shares or units of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as shares of Common Stock (such shares or units of shares of preferred stock are herein called “common stock equivalents”)), (3) debt securities of the Company, (4) other assets, (5) a reduction of the Purchase Price or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined in good faith by the Board of Directors based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the date (the “Section 11(a)(ii) Trigger Date”) which is the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the excess of (x) the Current Value over (y) the Purchase Price times the number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event. If the Board of Directors shall determine in good faith that it is likely sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty day period set forth above may be extended to the extent necessary, but not more than ninety days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action must be taken pursuant to the first and/or second sentence of this Section 11(a)(iii), the Company shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, and the Company shall promptly provide the Rights Agent copies of such announcements. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Section 11(a)(ii) Trigger Date and the per share or per unit value of any “common stock equivalent” shall be deemed to equal the Current Market Price per share of the Common Stock on such date. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of rights pursuant to this Section 11(a)(iii).

(b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) Common Stock, shares having the same rights, privileges and preferences as the Common Stock (“equivalent common stock”) or securities convertible into Common Stock or equivalent common stock at a price per share of Common Stock or equivalent common stock (or having a conversion price per share, if a security convertible into Common Stock or equivalent common stock) less than the Current Market Price per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the

Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock (and/or the aggregate initial conversion price of the convertible securities so to be offered, including the price required to be paid to purchase such convertible security) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a written statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common

Stock on such record date, less the fair market value (as described in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) For the purpose of any computation hereunder (including computations pursuant to Section 14 hereof), other than computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the thirty consecutive Trading Days (as such term is hereinafter defined) immediately prior to but not including such date, and for purpose of computations made pursuant to Section 11(a)(iii) hereof, the “Current Market Price” per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the ten consecutive Trading Days immediately following such date but not including such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of the Common Stock of (i) any dividend or distribution on the Common Stock (other than a regular quarterly cash dividend) or (ii) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of the requisite thirty Trading Day or ten Trading Day period, as set forth above, the ex-dividend date for such dividend or distribution, or the effective date of such subdivision, combination or reclassification occurs, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the shares of common stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked price in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, “Current Market Price” per share shall mean the fair value per share as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, or (ii) one month prior to the Expiration Date.

(f) If as a result of an adjustment made pursuant to Section 11(a)(i) or (ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the applicable provisions with respect to the shares of common stock contained in Sections 7, 9, 10, 11, 13, and 14 hereof, and such provisions shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase that number of shares of Common Stock (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in addition to the adjustment provided in Section 11(p) hereof. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for a number of shares of

Common Stock equal to the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment multiplied by a fraction the numerator of which shall be the total number of Rights outstanding immediately prior to such adjustment and the denominator of which shall be the total number of Rights outstanding immediately following such adjustment. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, and shall promptly give the Rights Agent a copy of such announcement. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed by the Company and countersigned by the Rights Agent in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action, including using its best efforts to obtain any required shareholder approvals, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Purchase Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall give prompt written notice of such election to the Rights Agent) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the shares of Common Stock and cash, other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and cash, other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Common Stock and cash, other capital stock or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance for cash of any shares of Common Stock at less than the Current Market Price, (iii) issuance for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders. No reduction in the Purchase Price shall be made as a consequence of the exercise of qualified or unqualified stock options by employees of the Company to whom stock options have been granted.

(n) The Company covenants and agrees that it shall not, at any time after the earlier of the Distribution Date or the Stock Acquisition Date, (i) consolidate with any other Person, (ii) merge with or into any other Person, (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (iv) engage in any transaction described in Section 11(a)(ii) (A) or (C) hereof, if (x) at the time of or immediately after such consolidation, merger, sale or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or other transactions, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates or (z) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

(o) The Company covenants and agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

(p) Anything in this Rights Agreement to the contrary notwithstanding, in the event that the Company shall at anytime after the Record Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

Section 12. Certification of Adjustments. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the computations and facts giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) if a Distribution Date has occurred, mail a brief summary thereof to each record holder of a Right (or, if prior to the Distribution Date, to each holder of Common Stock) in accordance with Section 25 hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any certificate prepared by the Company and on any adjustment or statement therein contained and shall not be obligated or responsible for calculating any adjustment nor shall it have any duty or liability with respect to, or be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, at anytime on or after the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with any other Person or Persons or shall merge with and into any other Person or Persons and the Company shall not be the surviving or continuing corporation of such merger, or (y) any Person or Persons shall merge with and into the Company, and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any Person in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, except as may be contemplated by Section 13(d), proper provision shall be made so that (i) each holder of record of a Right, other than as provided in Section 11(a)(ii), shall thereafter have the right to receive, upon the exercise thereof and payment of the aggregate Purchase Price with respect to the total number of shares for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if earlier, the first occurrence of a Section 11(a)(ii) Event) in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid and nonassessable and freely tradeable common stock of the Principal Party (as defined herein) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of shares of Common Stock for which a Right was exercisable immediately prior to such first occurrence of a Section 11(a)(ii) Event) and (2) dividing that product by 50% of the Current Market Price (determined as provided in Section 11(d) hereof with respect to the Common Stock) per share of the common stock of such Principal Party on the date of consummation of such Section 13 Event; provided that the Purchase Price and the number of shares of common stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Rights Agreement to reflect any events occurring after the date of the first occurrence of a Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term “Company” for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its common stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of common stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise or a Right and payment of the Purchase Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he, she or it, at the time of such transaction, owned the shares of common stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the occurrence of any Section 13 Event.

(b) “Principal Party” shall mean

(i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a) hereof; (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the common stock of which has the greatest aggregate market value of shares outstanding or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger or, if there is more than one such Person, the Person, the common stock of which has the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in (z) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of common stock having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case described in the foregoing (b)(i) or (b)(ii), if the common stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and (1) if such Person is a direct or indirect Subsidiary of another Person the common stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the common stock of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of the common stock having the greatest aggregate market value of shares outstanding or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

(i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date, and similarly comply with applicable state securities laws;

(ii) use its best efforts, if the common stock of the Principal Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the common stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other system then in use;

(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of common stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a).

(d) Furthermore, in case the Principal Party which is to be a party to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of common stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, common stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the common stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. If the Company shall not issue fractions of Rights, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purposes of this Section 14(a), the then current market value of a Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which fractional Rights would have been issuable, determined in the same manner as the closing price of a share of Common Stock shall be determined pursuant to Section 11(d) hereof.

(b) The Company shall not be required to issue fractions of shares of Common Stock or other securities of the Company upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of issuing fractions of shares of Common Stock or other securities of the Company, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of a share of Common Stock or other securities of the Company. For purposes of this Section 14(b), the then current market value of a share of Common Stock or other securities of the Company shall be the closing price thereof for the Trading Day immediately prior to the date of such exercise, as determined pursuant to Section 11(d) hereof or in the same manner as the closing price of a share of Common Stock shall be determined pursuant to Section 11(d) hereof, as the case may be.

(c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares of Common Stock or other securities of the Company upon exercise of a Right.

(d) Whenever a payment for fractional Rights or fractional shares of Common Stock or other securities of the Company is to be made by the Rights Agent under any section of this Rights Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares of Common Stock or other securities of the Company under any Section of this Rights Agreement relating to the payment of fractional Rights or fractional shares of Common Stock or other securities of the Company unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent hereunder, are vested in the respective holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his, her or its own behalf and for his, her or its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his, her or its right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Rights Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company, of the obligations of any Person subject to this Rights Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Common Stock;

(b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with all required forms and certifications properly completed and duly executed;

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Common Stock) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree judgment, or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory, or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such injunction, order, decree judgment or ruling lifted, rescinded or otherwise overturned as soon as possible.

Section 17. Right Certificate Holder Not Deemed a Shareholder.

No holder of a Right, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders, or to receive dividends or subscription rights in respect of any such stock or securities, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by the Rights Agent hereunder and, from time to time, on demand of the Rights Agent, its reasonable fees, expenses, counsel fees, and other disbursements incurred in the preparation, negotiation, delivery, administration, amendment and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel) incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Rights Agreement, including, without limitation, the costs and expenses of defending against and appealing any claim of liability arising therefrom, directly or indirectly in the premises. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Rights Agreement, the exercise or expiration of the Rights and the resignation, replacement, or removal of the Rights Agent and the termination of this Rights Agreement.

(b) The Rights Agent may conclusively rely upon and shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Rights Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate, certificate for Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or document or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by the Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force and effect provided in the Right Certificates and in this Rights Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Rights Agreement (and no implied duties or obligations shall be read into this Rights Agreement against the Rights Agent) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Rights Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid hereunder by the Company to the Rights Agent.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or failure by the Company to satisfy any condition contained in this Rights Agreement or in any Right Certificate; nor shall the Rights Agent be responsible for any change in the exercisability of the Rights (including any Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such change or adjustment is required, upon which notice the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Rights Agreement, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or suffering any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions from the Company in response to such application specifying the action to be taken, suffered or omitted.

(h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent or any such shareholder, affiliate, director, officer or employee of the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, omission, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof (each as determined by a final, non-appealable judgment of a court of competent jurisdiction).

(j) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Rights Agreement) under this Rights Agreement unless and until the Rights Agent is specifically notified in writing by the Company of such fact, event or determination.

(k) If, with respect to any Right Certificates surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

(l) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days’ advance notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock known to the Rights Agent by trackable mail, and, at the expense and election of the Company, either a public announcement of such information or a mailing to the holders of the Right Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days’ advance notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and, at the election of the Company, either a public announcement of such information or a mailing, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the holder of record of any Right Certificate may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any State thereof, in good standing, which is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent, along with its Affiliates, a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of such a Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by the predecessor Rights Agent hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose of this Rights Agreement and so that the successor Rights Agent may appropriately act as Rights Agent hereunder. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the predecessor Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors in order to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company may, with respect to shares of Common Stock issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the

Company, or in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued, if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption.

(a) The Board of Directors may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date, subject to extension by the Board of Directors as provided in Section 26 hereof, or (ii) the close of business on the Final Expiration Date, cause the Company to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). Notwithstanding anything contained in this Rights Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of any of the transactions referred to in Section 11(a)(ii) hereof until such time as the Board of Directors’ right of redemption hereunder has expired.

(b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without any interest thereon. Within 10 days after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give prompt written notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock (with prompt written notice thereof to the Rights Agent). Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made and the time for such payment. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the legality or validity of the action taken by the Company.

(c) The Board of Directors may, until a Triggering Event shall have occurred, upon written notice (including notice by facsimile) to the Rights Agent, determine to waive the application of either Section 13 or Section 11(a)(ii), whichever is applicable, to a Triggering Event.

Section 24. Notice of Proposed Actions.

(a) In case the Company, after the earlier of the Distribution Date or the Stock Acquisition Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its Common Stock payable in stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, (iii) to effect any reclassification of its Common Stock or any recapitalization or reorganization of the Company, (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of record of a Right Certificate, in accordance with Section 25 hereof, notice of such proposed action, which shall specify the record date for the purpose of such transaction referred to in Section 11(a)(i), or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Common Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of record of Common Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b) In case any of the transactions referred to in Section 11(a)(ii)(A) or (C) or Section 13 of this Rights Agreement are proposed after the earlier of the Distribution Date or the Stock Acquisition Date, then, in any such case, the Company shall give to the Rights Agent and to each holder of Rights, in accordance with Section 25 hereof, notice of the proposal of such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 11(a)(ii)(A) or (C) or Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to the Rights Agent and to each holder of Rights.

Section 25. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Company shall be sufficiently given or made if in writing and sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission as follows:

Dover Motorsports, Inc.

3411 Silverside Road, Concord Plaza

Tatnall Building, Suite 201

Wilmington, DE 19810

Attention: General Counsel

Facsimile No.: (302) 475-3555

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if in writing and sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Computershare Inc.

480 Washington Boulevard, 29th Floor

Jersey City, NJ 07310

Attention: Client Services

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent.

Section 26. Supplements and Amendments. For as long as the Rights are then redeemable and except as provided in the penultimate sentence of this Section 26, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs but subject to the other provisions of this Section, supplement or amend any provision of this Rights Agreement without the approval of any holders of the Rights or the Common Stock. At any time when the Rights are not then redeemable and except as provided in the penultimate sentence of this Section 26, the Company may, and the Rights Agent shall if the Company so directs but subject to the other provisions of this Section, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, that no such supplement or amendment shall adversely affect the interests of the holders of Right Certificates as such (other than any Acquiring Person who became such other than pursuant to a Permitted Tender Offer or has participated in a Section 11(a)(ii) Event or an Affiliate or Associate of such an Acquiring Person); provided, further, that this Rights Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed or this Rights Agreement amended at the sole and absolute discretion of the Company at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights as such (other than any Acquiring Person who became such other than pursuant to a Permitted Tender Offer or has participated in a Section 11(a)(ii) or an Affiliate or Associate of such an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company and, if requested by the Rights Agent, an opinion of counsel, which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Rights Agreement to the contrary, (a) no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date or the number of shares of Common Stock for which a Right is exercisable and (b) the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent’s own rights, duties, obligations or immunities under this Rights Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

Section 27. Successors. All of the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 28. Determinations and Actions by the Board of Directors, etc. For all purposes of this Rights Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board of Directors, or the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Rights Agreement, and (ii) to make all determinations or calculations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend the Rights Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other Persons, and (y) not subject the Board of Directors to any liability to the holders of the Rights. The Rights Agent shall always be entitled to assume that the Board of Directors acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 29. Benefits of this Rights Agreement. Nothing in this Rights Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (other than those Rights that have become null and void) and, prior to the Distribution Date, the Common Stock representing Rights (other than those Rights that have become null and void), any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates and, prior to the Distribution Date, the Common Stock.

Section 30. Delaware Contract. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations and immunities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts, made and to be performed entirely within such state, without regard to the principles and rules concerning conflicts of laws which might otherwise require application of substantive law of another jurisdiction.

Section 31. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Rights Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

Section 32. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 33. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Rights Agreement to the contrary, if any such term, provision, covenant, or restriction shall adversely affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

Section 34. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

Section 35. PATRIOT Act. Each Person that is a party hereto acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify each such person or entity. Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from any such person or entity that will help the Rights Agent to identify such person or entity, including without limitation, as applicable, such person or entity’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Rights Agent deems necessary. Each person or entity that is a party hereto acknowledges that the Rights Agent cannot accept an appointment hereunder unless and until the Rights Agent verifies each such person or entity’s identity in accordance with the Customer Identification Program requirements.

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

DOVER MOTORSPORTS, INC.

By:	/s/ Klaus M. Belohoubek
Klaus M. Belohoubek
Senior Vice President - General Counsel and Secretary

COMPUTERSHARE INC., as Rights Agent

By:	/s/ Dennis V. Moccia
Dennis V. Moccia
Manager Contract Administration

EXHIBIT A

[Form of Right Certificate]

Certificate No.	Rights

NOT EXERCISABLE AFTER JUNE 13, 2026 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT (SUBJECT TO ADJUSTMENT) ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.

Right Certificate

DOVER MOTORSPORTS, INC.

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of June 14, 2016 (“Rights Agreement”), between DOVER MOTORSPORTS, INC., a Delaware corporation (“Company”), and Computershare Inc., a Delaware corporation (“Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on June 13, 2026 at the office of the Rights Agent, or its successors as Rights Agent, or at an office or agency designated for such purpose, one fully paid and nonassessable share of Common Stock, par value $0.10 per share (“Common Stock”), of the Company, at a purchase price of $10.00, as the same may from time to time be adjusted in accordance with the Rights Agreement (“Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Common Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided by the Rights Agreement.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of this Right Certificate. Copies of the Rights Agreement are on file at the principal executive office of the Company.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company by the action of the Board of Directors at its option at a redemption price of $0.01 per Right at any time prior to the earlier of the close of business on (i) the tenth day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration Date.

No fractional shares of Common Stock or other securities of the Company are required to be issued upon the exercise of any Right or Rights evidenced hereby, and in lieu thereof, as provided in the Rights Agreement, a cash payment will be made.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of             , 20    .

ATTEST:	DOVER MOTORSPORTS, INC.

By:
Name:	Name:
Secretary	Title:

Countersigned:

COMPUTERSHARE INC.,
as Rights Agent

By:
Authorized signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer this Right Certificate.)

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto

                                          (Please print name and address of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                      Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                 , 20

Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [    ] are [    ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, I, we or it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: , 20	Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

NOTICE

The signature to the Form of Assignment or Form of Election to Purchase, as the case may be, must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

FORM OF ELECTION TO PURCHASE

(To be executed if registered holder desires to

exercise the Right Certificate.)

TO:	DOVER MOTORSPORTS, INC.

The undersigned hereby irrevocably elects to exercise                      Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name:

                                          (Please print name and address)

Please insert social security

or other tax identifying number

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

                                          (Please print name and address)

Please insert social security

or other tax identifying number

Dated:                 , 20

Signature
(Signature must conform in all respects to name/s of holder/s as specified on the face of this Right Certificate)

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate [    ] are [    ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, I, we or it [    ] did [    ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: , 20
Signature

Signature Guaranteed:

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s Rights Agent.

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